Exhibit 99.2

FINANCIAL SUPPLEMENT

JUNE 30, 2006

We provide this supplement to assist investors in evaluating our Company’s financial and operating metrics.  We suggest that the notes to this supplement are read in conjunction with the financial tables.  The financial information included in this supplement contains certain non-GAAP financial measures.  These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for, or superior to, GAAP results.  The non-GAAP measures included in this supplement have been reconciled to the most comparable GAAP measure.  The Company intends to update the financial supplement on a quarterly basis.

Notes to Financial Supplement

Presentation

Sale of Advertising & Communications businesses in the United Kingdom, Ireland and Spain.

On May 10, 2006, we sold our TMP Worldwide Advertising & Communications businesses in the United Kingdom and Ireland.  In a separate transaction, we sold our recruitment advertising agency in Spain.  We no longer have any Advertising & Communications’ operations outside of North America.  Accordingly, we have reclassified our quarterly financial information to reflect the dispositions as discontinued operations in all periods presented.  The financial results from continuing operations, presented herein, reflect the remaining and ongoing results of our business.

(1) Non-GAAP financial measures

The information included in this financial supplement contains non-GAAP financial measures.  A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”).  These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures reported by other companies.  We believe that our presentation of non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations.  In addition, we use these measures for reviewing our financial results and for budgeting and planning purposes.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. We consider OIBDA to be an important indicator of our operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which we believe is useful to management and investors in evaluating our operating performance.  OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

(2) Selected financial ratio

Our definition and calculation are as follows:

Cash and marketable securities per share

We calculate cash and marketable securities per share as follows:

(Cash and cash equivalents + Marketable securities) / Total shares outstanding

Important Disclosure Related to Historical Stock Option Grant Review

As previously disclosed on June 12, 2006, a committee of independent members of the Board of Directors, with assistance of outside legal counsel, has been conducting an internal review and analysis of all stock options previously issued by Monster Worldwide.  In further press releases dated June 12, 2006 and June 14, 2006, the Company announced that the U.S. Attorney’s Office and the SEC, respectively, were conducting informal investigations of the Company’s past stock option grants. In a Form 8-K filed on July 12, 2006, the Company discussed three pending shareholder derivative suits filed against the Company.

On July 11, 2006, Monster Worldwide stated that while the review is in its early stages, the Company believes it may need to restate its financial statements for the year ended December 31, 2005 and prior years to record non-cash charges for compensation expense relating to various stock option grants.  The Company has not determined which historical financial statements may be restated, the magnitude of the restatement, or the tax impact that may result from the matter.  However, the Company believes a potential restatement would not have a material impact on 2006 earnings.  On July 26, 2006, the Company filed a Form 8-K stating that investors should exercise caution in relying on the historical financial statements.  Due to the ongoing independent review and the potential impact of stock based compensation expense and related tax matters in prior periods, the Company is not providing full comparative financial results for the three and six months ended June 30, 2005, and is providing only selected cash flow and balance sheet data for 2006.  In addition, it is likely that the Company will not be in a position to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 on a timely basis pending the completion of the independent review.

Monster Worldwide, Inc.
Statements of Operations – Non GAAP
(unaudited, in thousands, except per share amounts)

	Quarterly Data		YTD
Summary P&L Information	Q1 2006	Q2 2006	6M 2006

Monster	$257,036	$275,169	$532,205
Advertising & Communications	19,917	20,631	40,548
Revenue	276,953	295,800	572,753

Salaries and related	102,010	108,387	210,397
Office and general	40,610	36,083	76,693
Marketing and promotion	65,971	73,404	139,375
OIBDA (1)	68,362	77,926	146,288

Depreciation expense	7,644	9,289	16,933
Amortization of stock based compensation	2,068	3,538	5,606
Amortization of intangibles	2,702	2,597	5,299
Operating expenses	221,005	233,298	454,303

Operating income	55,948	62,502	118,450
Interest and other, net	3,380	4,144	7,524
Income from cont. operations, pre-tax	59,328	66,646	125,974

Income taxes	21,682	23,418	45,100
Losses in equity interest	(1,241)	(2,284)	(3,525)
Income from continuing operations	36,405	40,944	77,349

Income (loss) from disc. operations, net of tax	5,857	(1,327)	4,530

Net income	$42,262	$39,617	$81,879

Basic earnings per share:
Income from continuing operations	$0.29	$0.32	$0.61
Net income	$0.33	$0.31	$0.64

Diluted earnings per share:
Income from continuing operations	$0.28	$0.31	$0.59
Net income	$0.32	$0.30	$0.62

Weighted avg. shares outstanding:
Basic shares	126,753	128,551	127,662
Diluted shares	130,619	132,009	131,390

(1) - See notes to financial supplement for further explanation of non-GAAP measures.

Monster Worldwide, Inc.
Selected Cash Flow and Balance Sheet Data
(unaudited, in thousands, except selected financial ratio)

	Q1 2006	Q2 2006	6M 2006
Selected Cash Flow Data:provided by (used for)

Depreciation and amortization of intangible assets	$10,346	$11,886	$22,232

Capital expenditures	(10,148)	(16,127)	(26,275)
Change in marketable securities, net	(96,989)	(202,236)	(299,225)
Payments for acquisitions and intangible assets, net of cash acquired	(23,655)	(24,312)	(47,967)
Cash funded to equity investee	—	(4,800)	(4,800)
Net proceeds from sale of businesses	—	32,950	32,950
Investment in unconsolidated affiliate	(19,936)	—	(19,936)

Proceeds from employee stock options	59,594	31,571	91,165
Repurchase of common stock	(8,537)	(5,879)	(14,416)
Structured stock repurchase, net	(22,758)	—	(22,758)

	Q4 2005	Q1 2006	Q2 2006
Selected Balance Sheet Data:

Cash and cash equivalents	$196,597	$166,035	$47,059

Marketable securities	123,747	221,019	422,972

Deferred revenue	328,902	345,040	350,671

Debt	47,056	24,882	20,820

Selected Financial Ratio(2)
— Cash and marketable securities per share	$2.55	$3.02	$3.66

(2) - See notes to financial supplement for definitions and calculations of selected financial ratios.

Monster Worldwide, Inc.
Segment Information and Margin Analysis – Non-GAAP
(unaudited, in thousands)

	Quarterly Data		YTD
	Q1 2006	Q2 2006	6M 2006
Segment revenue:
Monster Careers – North America	$159,998	$162,816	$322,814
Monster Careers – International	64,591	74,374	138,965
Monster Careers revenue	$224,589	$237,190	$461,779

Internet Advertising & Fees revenue	32,447	37,979	70,426

Total Monster revenue	$257,036	$275,169	$532,205

Advertising & Communications	$19,917	$20,631	$40,548

Segment OIBDA(1):
Monster Careers – North America	$59,058	$61,534	$120,592
Monster Careers – International	4,944	7,121	12,065
Monster Careers OIBDA (1)	$64,002	$68,655	$132,657

Internet Advertising & Fees OIBDA(1)	11,685	14,263	25,948

Total Monster OIBDA(1)	$75,687	$82,918	$158,605

Advertising & Communications OIBDA (1)	$2,729	$3,765	$6,494

Corporate expenses before D&A(1)	$(10,054)	$(8,757)	$(18,811)

Segment operating income (loss):
Monster Careers – North America	$55,200	$56,039	$111,239
Monster Careers – International	1,110	2,191	3,301
Monster Careers operating income	$56,310	$58,230	$114,540

Internet Advertising & Fees operating income	9,608	12,637	22,245

Total Monster operating income	$65,918	$70,867	$136,785

Advertising & Communications	$1,698	$2,486	$4,184

Corporate expenses	$(11,668)	$(10,851)	$(22,519)

Margin Analysis:

Monster Careers – North America OIBDA margin	36.9%	37.8%	37.4%
Monster Careers – North America operating margin	34.5%	34.4%	34.5%
Monster Careers – International OIBDA margin	7.7%	9.6%	8.7%
Monster Careers – International operating margin	1.7%	2.9%	2.4%
Internet Advertising & Fees OIBDA margin	36.0%	37.6%	36.8%
Internet Advertising & Fees operating margin	29.6%	33.3%	31.6%
Monster OIBDA margin	29.4%	30.1%	29.8%
Monster operating margin	25.6%	25.8%	25.7%
Consolidated OIBDA margin	24.7%	26.3%	25.5%
Consolidated operating margin	20.2%	21.1%	20.7%

(1) - See notes to financial supplement for further explanation of non-GAAP measures.

Monster Worldwide, Inc.
Geographic Information and Employee Data – Non-GAAP
(unaudited, in thousands)

	Quarterly Data		YTD
	Q1 2006	Q2 2006	6M 2006

Consolidated revenue by geographic region:
North America	$212,362	$221,426	$433,788
International	64,591	74,374	138,965
Consolidated revenue	$276,953	$295,800	$572,753

Consolidated OIBDA by geographic region:
North America	$73,472	$79,562	$153,034
International	4,944	7,121	12,065
Corporate	(10,054)	(8,757)	(18,811)
Consolidated OIBDA (1)	$68,362	$77,926	$146,288

Consolidated operating income (loss) by geographic region:
North America	$66,506	$71,162	$137,668
International	1,110	2,191	3,301
Corporate	(11,668)	(10,851)	(22,519)
Consolidated operating income	$55,948	$62,502	$118,450

Employee Data:

Global employees (ones)	4,357	4,792	4,792
Annualized revenue per average employee	$261.2	$258.7	$258.7

(1) - See notes to financial supplement for further explanation of non-GAAP measures.

Monster Worldwide, Inc.
Statements of Operations – Non GAAP
(unaudited)

	Quarterly Data		YTD
Summary P&L Information	Q1 2006	Q2 2006	6M 2006
Monster	92.8%	93.0%	92.9%
Advertising & Communications	7.2%	7.0%	7.1%
Revenue	100.0%	100.0%	100.0%

Salary and related	36.8%	36.6%	36.7%
Office and general	14.7%	12.2%	13.4%
Marketing and promotion	23.8%	24.8%	24.3%
OIBDA (1)	24.7%	26.3%	25.5%

Depreciation expense	2.8%	3.1%	3.0%
Amortization of stock based compensation	0.7%	1.2%	1.0%
Amortization of intangibles	1.0%	0.9%	0.9%
Operating expenses	79.8%	78.9%	79.3%

Operating income	20.2%	21.1%	20.7%
Interest and other, net	1.2%	1.4%	1.3%
Income from cont. operations, pre-tax	21.4%	22.5%	22.0%

Income taxes	7.8%	7.9%	7.9%
Losses in equity interest	-0.4%	-0.8%	-0.6%
Income from continuing operations	13.1%	13.8%	13.5%

Income (loss) from disc. operations, net of tax	2.1%	-0.4%	0.8%

Net income	15.3%	13.4%	14.3%